Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholder
Horace Mann Life Insurance Company:
We consent to the use of our report dated April 13, 2018 with respect to the statutory statements of admitted assets, liabilities and capital and surplus of Horace Mann Life Insurance Company as of December 31, 2017 and 2016, and the related statements of operations, capital and surplus, and cash flow for each of the years in the three-year period ended December 31, 2017, and related schedules I, III, and IV, included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information, as part of the Registration Statement (File No. 333-138322) on Form N-4 dated April 26, 2018.
Our report dated April 13, 2018 includes explanatory language that states that Horace Mann Life Insurance Company prepared the statutory financial statements using statutory accounting practices prescribed or permitted by the Illinois Department of Insurance, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, our report states that the statutory financial statements are not presented in conformity with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in conformity with statutory accounting practices prescribed or permitted by the Illinois Department of Insurance.
/s/ KPMG LLP
Chicago, Illinois
April 26, 2018

Consent of Independent Registered Public Accounting Firm
The Contract Owners
Horace Mann Life Insurance Company Qualified Group Annuity Separate Account:
We consent to the use of our report dated April 16, 2018 with respect to the financial statements of each sub-account that comprise Horace Mann Life Insurance Company Qualified Group Annuity Separate Account, included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm”, in the Statement of Additional Information, which is part of the Registration Statement (File No. 333-138322) on Form N-4 dated April 26, 2018.
/s/ KPMG LLP
Chicago, Illinois
April 26, 2018